Exhibit 99.6

To all ProAg Employees,

I’m extremely excited to share some important news with you today.

HCC has just announced an agreement to be acquired by Tokio Marine Group (“Tokio Marine”), one of the leading insurance groups in the world.  HCC has performed well over the years, and our Board of Directors determined that this was the right time for HCC to enter into this transaction.

Headquartered in Tokyo, Japan and established in 1879, Tokio Marine operates in 37 countries with offices in 486 cities throughout the world.  With a market capitalization in excess of $30 billion and net written premium of $26 billion for the fiscal year ended March 31, 2015, they are an established and sizeable company.  This transaction provides HCC with a truly international footprint and the financial foundation on which to compete with larger insurers.  And, because there is virtually no overlap with our existing portfolio of products, Tokio Marine will provide us an opportunity to offer expanded coverages to our clients.  Tokio Marine’s values and culture are aligned with HCC’s, and they see us as an excellent fit for their long-term business strategy.

Teaming up with Tokio Marine offers us incredible opportunities, including:

•                  A global footprint to offer HCC’s products and expertise;

•                  A financial foundation that puts us on equal footing with global giants like Travelers, Chubb and ACE;

•                  The opportunity to run our businesses and maintain our current reporting structure with no changes in our management; and

•                  The chance for HCC employees to take foreign assignments and expand professionally in ways not currently possible.

I am very excited to be continuing as HCC’s CEO, and our existing management has enthusiastically agreed to work with me in their current roles.  We will continue to operate as we always have.  We will retain our name and, under Tokio Marine’s ownership, they will invest in and help us grow the franchise that we have worked so hard to build.

As disclosed in the press release, we expect the transaction to close later this year after satisfying all of the various regulatory requirements.  As we work through this transition process, it is important to keep you informed and answer your questions.  We have established an e-mail account (transactionquestions@hcc.com) and will attempt to answer all questions as promptly as possible.  Below is a link to a video that provides information about Tokio Marine and discusses the merits of the transaction.  In addition, a list of frequently asked questions will be posted to the HCC intranet site later today.

As you have all heard me say, HCC is a great company made even greater by the people that work so hard for us every day.  I hope you share my excitement and enthusiasm as HCC moves into its next chapter.

https://proagmanagement.sharepoint.com/sites/AllEmployee

Additional Important Information About the Proposed Merger and Where to Find It:

This communication relates to a proposed merger between HCC and a subsidiary of Tokio Marine Holdings, Inc. that will be the subject of a proxy statement that HCC intends to file with the U.S. Securities and Exchange Commission (the “SEC”).  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that HCC may file with the SEC or send to its stockholders in connection with the proposed merger.  INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR SENT TO HCC’S STOCKHOLDERS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov).  You may also obtain documents filed by HCC with the SEC by contacting HCC at Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040, by email at InvestorRelations@hcc.com or by visiting HCC’s website at www.hcc.com.

Participants in the Solicitation:

HCC and its directors, executive officers and other members of management and employees may be deemed to be participants in any solicitation of proxies in connection with the proposed merger.  Information about HCC’s directors and executive officers is available in HCC’s proxy statement dated April 9, 2015 for its 2015 Annual Meeting of Stockholders.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Cautionary Statement Regarding Forward-Looking Statements

This communication and other written or oral statements made by or on behalf of HCC contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are made under the “safe harbor” provisions of The Private Securities Litigation Reform Act of 1995.  In particular, statements using words such as “may,” “will,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “plan,” “project,” “continue” or “potential,” or their negatives or variations, and similar terminology and words of similar import, generally involve forward-looking statements.  Forward-looking statements reflect HCC’s current views, plans or expectations with respect to future events and financial performance.  They are inherently subject to significant business, economic, competitive and other risks, uncertainties and contingencies.  The inclusion of forward-looking statements in this or any other communication should not be considered as a representation by HCC or any other person that current plans or expectations will be achieved.  Forward-looking statements speak only as of the date on which they are made, and HCC undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

There are or will be important factors that could cause actual results to differ materially from those expressed in any such forward-looking statements, including but not limited to the following:  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; required governmental approvals of the merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and adverse regulatory conditions may be imposed in connection with any such governmental approvals; HCC’s stockholders may fail to approve the merger; the parties to the merger agreement may fail to satisfy other conditions to the completion of the merger, or may not be able to meet expectations regarding the timing and completion of the merger; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the proposed merger; HCC may be unable to retain key personnel; the amount of the costs, fees, expenses and other charges related to the proposed merger; and other factors affecting future results disclosed in HCC’s filings with the SEC, including but not limited to those discussed under Item 1A, “Risk Factors”, in HCC’s Annual Report on Form 10-K for the year ended December 31, 2014, which are incorporated herein by reference.